SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      July 20, 2017

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia		30350
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 8 – Other Events

Item 8.01 – Other Events

Perma-Fix Medical

On July 20, 2017, Perma-Fix Medical S.A. and its wholly-owned subsidiary, Perma-Fix Medical Corporation, (together known as “PF Medical”), which is the majority-owned Polish subsidiary of Perma-Fix Environmental Services, Inc. (the “Company”), provided notification to a potential investor of its intent to seek funding for PF Medical’s research and development (“R&D”) of its licensed medical isotope production technology from alternative sources. As previously disclosed, PF Medical had previously entered into a letter of intent (“LOI”) with the potential investor to provide funding for the R&D of its licensed medical isotope production technology. Although the LOI and any agreement that the Company and PF Medical had with the potential investor not to seek funding from other sources had expired, the parties continued to negotiate a definitive agreement. Due to the potential funding transaction not closing several months after completion of the negotiations of the definitive agreement, PF Medical will proceed with seeking the funding from alternative sources.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2017

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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